EXHIBIT 16.1



            [Dale Matheson Carr-Hilton LaBonte Chartered Accountants]

August 18, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Avenue N. W.
Washington DC USA 20549

Gentlemen:

We have read the statements that we understand Glas-Aire Industries Group Ltd. will include under Section 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm in such Form 8-K.

                         Yours truly,

                     /s/ Dale Matheson Carr-Hilton LaBonte Chartered Accountants
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                         Dale Matheson Carr-Hilton LaBonte Chartered Accountants